UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



                           Date of Report: May 8, 2006



                             MIDDLESEX WATER COMPANY
             (Exact name of registrant as specified in its charter)


          NEW JERSEY                       0-422                 22-1114430
          ----------                       -----                 ----------
(State or other jurisdiction of         (Commission        (I.R.S. Employer
 incorporation or organization)         File Number)        Identification No.)


            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732)-634-1500
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.  Other Events

Announcement of Middlesex Water Company First Quarter 2006 Earnings as set forth in the attached press release.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.



                                                MIDDLESEX WATER COMPANY
                                                      (Registrant)





                                                s/Kenneth J. Quinn
                                                ------------------
                                                Kenneth J. Quinn
                                                Vice President, General Counsel,
                                                Secretary and Treasurer


Dated:  May 8, 2006

                         MIDDLESEX WATER COMPANY REPORTS
                             FIRST QUARTER EARNINGS

         ISELIN, NJ, (May 8, 2006) Middlesex Water Company, (NASDAQ:MSEX), a provider of water and wastewater and related services in New Jersey and Delaware, today announced that its net income for the quarter ended March 31, 2006 increased to $1.8 million from $1.4 million from the prior year period.

First Quarter 2006 Results
--------------------------

         Consolidated operating revenues for the quarter ended March 31, 2006, were $18.2 million, up $1.5 million, from $16.7 million for the same period in 2005. Water sales revenues improved by $1.0 million in our New Jersey systems, which was primarily a result of base rate increases. Continued customer growth and base rate increases for the Company's Delaware subsidiary, Tidewater Utilities, Inc. (TUI) generated an additional $0.3 million in revenues during the quarter. The Company's non-regulated subsidiaries, Utility Service Affiliates, Inc. and White Marsh Environmental Systems, Inc. helped revenues increase $0.2 million as compared with the same period in 2005.

         "As expected, we are beginning to realize the full effect of rate decisions received in 2005, and we continue to realize the impact of customer growth in our Delaware operations. We remain focused on timely recovery of prudently incurred capital investments as evidenced by our April 28th filing before the Delaware Public Service Commission for a $5.5 million base rate increase," said Dennis W. Doll, President & CEO.

         Operating expenses increased to $14.3 million, up from $13.6 million for the same period in 2005. Higher costs for water production and treatment for the Middlesex system represented $0.2 million of the increase. This increase was offset by reduced payroll and benefit costs of $0.2 million in New Jersey. The continuing growth of TUI resulted in higher operating costs of $0.2 million. All other operating expenses increased $0.2 million. Depreciation and other taxes increased a combined $0.2 million.

         The Company reported first quarter 2006 earnings applicable to common stock increased to $1.7 million, compared to $1.3 million in the prior year, and basic and diluted earnings per share of common stock increased from $0.12 to $0.15.
                                 MORE-MORE-MORE

MIDDLESEX WATER COMPANY REPORTS FIRST QUARTER EARNINGS/2

Board Declares Quarterly Dividend
---------------------------------
         The Company's Board of Directors declared a quarterly cash dividend of $0.17 per share, payable June 1, 2006 to common shareholders as of May 15, 2006. The Company has paid cash dividends in varying amounts continually since 1912. Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common stock.

About Middlesex Water Company
-----------------------------
         Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware. The Company and its New Jersey subsidiaries - Pinelands Water Company and Pinelands Wastewater Company--are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc. Middlesex Water also provides contract operations services and a service line maintenance program through its non-regulated subsidiary, Utility Service Affiliates, Inc. The Company's regulated Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services, Inc.
(TESI) are subject to the regulations of the Public Service Commission in Delaware. TESI provides regulated wastewater utility services. White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware. These companies are also subject to various Federal, State and regulatory agencies concerning water and wastewater effluent, quality standards.

         For additional information regarding Middlesex Water Company, visit the Company's Web site at www.middlesexwater.com or call (732) 634-1500.
                      ----------------------


--------------------------------------------------------------------------------
Certain matters discussed in this press release are "forward-looking statements"
   regarding the Company's results of operations and financial position. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
--------------------------------------------------------------------------------

For further information, please call:
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey  08830
www.middlesexwater.com
----------------------
Contact:  Bernadette Sohler, Director of Communications

                             MIDDLESEX WATER COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                    Three Months Ended March 31,
                                                       2006            2005
================================================================================

Operating Revenues                                 $ 18,230,146    $ 16,742,903
--------------------------------------------------------------------------------
Operating Expenses:
      Operations                                      9,646,131       9,041,996
      Maintenance                                       738,984         898,685
      Depreciation                                    1,668,393       1,548,048
      Other Taxes                                     2,203,453       2,083,134
--------------------------------------------------------------------------------

          Total Operating Expenses                   14,256,961      13,571,863
--------------------------------------------------------------------------------

Operating Income                                      3,973,185       3,171,040
================================================================================

Other Income:
      Allowance for Funds Used During Construction      112,636         210,450
      Other Income                                       57,938          55,219
      Other Expense                                      (1,739)         (8,145)
--------------------------------------------------------------------------------

Total Other Income, net                                 168,835         257,524
--------------------------------------------------------------------------------

Income before Interest and Income Taxes               4,142,020       3,428,564
================================================================================

Interest Charges                                      1,514,998       1,382,092
--------------------------------------------------------------------------------

Income before Income Taxes                            2,627,022       2,046,472
================================================================================

Income Taxes                                            814,658         666,770

Net Income                                            1,812,364       1,379,702

Preferred Stock Dividend Requirements                    61,947          63,697
--------------------------------------------------------------------------------

Earnings Applicable to Common Stock                $  1,750,417    $  1,316,005
================================================================================

Earnings per share of Common Stock:
      Basic                                        $       0.15    $       0.12
      Diluted                                      $       0.15    $       0.12

Average Number of
      Common Shares Outstanding :
      Basic                                          11,593,624      11,367,475
      Diluted                                        11,924,764      11,710,615

Cash Dividends Paid per Common Share               $     0.1700    $     0.1675